Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of CDT Equity, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement. Effective August 5, 2025, Conduit Pharmaceuticals Inc. changed its name to CDT Equity Inc.

/s/ Marcum LLP

Morristown, NJ

August 11, 2025